UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

Digerati Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-15687	74-2849995
(Commission File Number)	(IRS Employer Identification No.)

3463 Magic Drive, Suite 355 San Antonio, Texas	78229
(Addresses of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (210) 614-7240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2013, Digerati Technologies, Inc. (herein referred to as the “Debtor” with respect to all periods on or before April 4, 2014, and the “Reorganized Debtor” with respect to all periods after April 4, 2014) filed a petition for protection pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy”) in the United States District Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).  On April 4, 2014, the Bankruptcy Court entered its Agreed Order Confirming Joint Plan of Reorganization Filed by Plan Proponents (the “Order”) confirming the Plan Proponents’ Joint Chapter 11 Plan of Reorganization as Modified on the Record on April 4, 2014 (the “Plan”).  Pursuant to the Order and Plan, all of the outstanding equity interests of Dishon Disposal, Inc. (“Dishon”) were transferred by the Reorganized Debtor to the Hurley/Dishon Trust (the “Trust”) on April 4, 2014.

On July 1, 2014, the Bankruptcy Court entered its Order Authorizing the Sale of 100% Equity Interests of Dishon Disposal, Inc. and Granting Related Relief approving the Stock Purchase Agreement dated June 27, 2014 (the “SPA”), by and among Buckhorn Disposal, LLC (“Buckhorn”) and the Trust.

The SPA provides for the sale by the Trust of all outstanding equity interests of Dishon to Buckhorn for an aggregate purchase price of $27,000,000, subject to adjustment at the closing date.  The net proceeds from the sale (after deduction of all necessary and reasonable costs incurred in connection with such sale and any income taxes payable on such sale) will be used (i) for payment of the Debtor’s professional fees that are allowed administrative expenses and unsecured creditors, up to a maximum of $1,250,000 plus 50% of the professional fees entitled to payment as an administrative claim, and (ii) for payment of Debtor’s indebtedness that is secured by the equity interests in Dishon, up to a maximum of $30,000,000, and (iii) 6/7ths of the balance, if any, for distributions to the holders of the Debtor’s Series A Preferred Stock, and (iv) 1/7th of the balance, if any, for distributions to the holders of the Reorganized Debtor’s Common Stock, $.01 par value per share.

Except for the interest of the Reorganized Debtor in the Trust as described above, the Reorganized Debtor does not have any interest in the Dishon or Buckhorn.  Based upon the purchase price, the Reorganized Debtor does not expect to receive any of the proceeds from the sale of Dishon for distribution to the holders of its Common Stock.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.6	Order Authorizing the Sale of 100% Equity Interests of Dishon Disposal, Inc. and Granting Related Relief approving the Stock Purchase Agreement dated June 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

By:	/s/ Arthur L. Smith
Name: Arthur L. Smith
Title: Chief Executive Officer

Dated: July 7 2014

EXHIBIT INDEX

Exhibit No.	Description

2.6	Order Authorizing the Sale of 100% Equity Interests of Dishon Disposal, Inc. and Granting Related Relief approving the Stock Purchase Agreement dated June 27, 2014